UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2007
ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 293-1000
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
     For a discussion of management’s determination that an impairment of our Venezuelan investments is required under U.S. generally accepted accounting principles, please see the disclosures in Item 8.01, Other Events, below, which are incorporated herein by reference.
Item 8.01 Other Events.
     Background
     On January 31, 2007, Venezuela’s National Assembly passed a law allowing the president of Venezuela to pass laws on certain matters by decree. On February 26, 2007, the president of Venezuela issued a decree (the Nationalization Decree) mandating the termination of the then-existing structures related to our heavy-oil ventures and oil production risk contracts and the transfer of all rights relating to our heavy-oil ventures and oil production risk contracts to joint ventures (“empresas mixtas”) that will be controlled by the Venezuelan national oil company or its subsidiaries. The Nationalization Decree and its potential impact on our operations in Venezuela is described in more detail in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, under Note 13 to our Consolidated Financial Statements “Contingencies and Commitments — Other Contingencies — Venezuela” and such description is incorporated herein by reference.
     Update
     On June 26, 2007, we announced that we had been unable to reach agreement with respect to our migration to an Empresa Mixta structure mandated by the Nationalization Decree. Therefore, pursuant to the Nationalization Decree, Petróleos de Venezuela S.A. (PDVSA) or its affiliates will directly assume the activities associated with ConocoPhillips’ interests in the Petrozuata and Hamaca heavy-oil ventures and the offshore Corocoro development project.
     Negotiations continue between ConocoPhillips and Venezuelan authorities concerning appropriate compensation for the expropriation of the company’s interests. We continue to preserve all our rights with respect to this situation, including our rights under the contracts we signed and under international and Venezuelan law. We will continue to evaluate our options, including international arbitration, in realizing prompt, adequate and effective compensation for the value of our oil investments and operations in Venezuela.
     The historical cost-based carrying value of our investment in these projects in Venezuela was approximately $2.6 billion at May 31, 2007. Also, this expropriation of our oil interests is viewed as a partial disposition of our Worldwide Exploration and Production reporting unit and, under the guidance in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” requires an allocation of goodwill to the sale or expropriation event, which we estimate to be approximately $1.9 billion.
     Based on Venezuelan statements that the expropriation of our interests in Venezuela occurred on June 26, 2007, management has determined such expropriation requires a complete impairment, under U.S. generally accepted accounting principles, of our investments in the Petrozuata and Hamaca heavy-oil ventures and the offshore Corocoro development project. Accordingly, we expect to record a non-cash impairment, including allocable goodwill, of approximately $4.5 billion, before- and after-tax, in the second quarter of 2007. We do not expect this impairment to result in material future cash expenditures.
     We believe the value of our Venezuelan operations substantially exceeds the historical cost-based carrying value plus goodwill allocable to those operations. Although negotiations continue with Venezuelan authorities, it is not possible to predict with any certainty the outcome of these negotiations. Additionally, should we pursue other means of dispute resolution, U.S. generally accepted accounting rules require a claim that is the subject of litigation be presumed to not be probable of realization. Accordingly, compensation, if any, for our expropriated assets was not considered when making the impairment determination, since to do so could recognize compensation for the expropriation prior to its realization.
     Additional information on these impairments and the final impairment amount recorded will be reported in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.
     At December 31, 2006, we had recorded 1,088 million barrels of oil equivalent of proved reserves related to Petrozuata and Hamaca, and first-quarter 2007 production from these two joint ventures, after application of disproportionate OPEC reductions imposed by the Venezuelan government, averaged 82,000 net barrels per day of crude oil. First-quarter 2007 net income attributable to our Venezuelan operations was $27 million. Since PDVSA, or its affiliates, has assumed ownership of our share of the assets in these projects, we will no longer have crude oil production attributable to these projects. Likewise, the loss of proved reserves related to these projects will be reflected as a downward adjustment in our year-end 2007 proved reserves attributable to equity affiliates.
     ConocoPhillips’ 40 percent interest in Block 2 of Plataforma Deltana, a natural gas region on Venezuela’s continental shelf, was not included in the Nationalization Decree.
     A copy of our press release issued on June 26, 2007, is filed as Exhibit 99.1 hereto and incorporated herein by reference.
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS
OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
     This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices;

refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC).
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
          99.1     —     Press release issued by ConocoPhillips on June 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
June 26, 2007	By:	/s/ Stephen F. Gates
Stephen F. Gates
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release issued by ConocoPhillips on June 26, 2007.